SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2002

INTERVISUAL BOOKS, INC.

Exact name of registrant as specified in its charter)

California	1-109116	95-2929217
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
Formation)

12910 Culver Boulevard, Suite C, Los Angeles, CA	90066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 302-0600

(Former name or former address, if changes since last report)

Item 4. Changes In Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 16.1

Item 4. Changes In Registrant’s Certifying Accountant

     On December 6, 2002, BDO Seidman, LLP (“BDO Seidman”) was dismissed as the independent accountant for the Company. The reports of BDO Seidman on the Company’s financial statements within the two most recent fiscal years or any subsequent interim period contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company’s Board of Directors approved the dismissal of BDO Seidman.

     During the two most recent fiscal years and any subsequent interim period preceding BDO Seidman’s dismissal, there were no disagreement(s) with BDO Seidman on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     No “reportable events” (as defined in Item 304 (a) (1) (v) of Regulation S-K) occurred during the Company’s two most recent fiscal years and any subsequent interim period preceding the accounting firm of BDO Seidman’s dismissal.

     The Company has requested that BDO Seidman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not BDO Seidman agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

     The Company engaged Moss Adams LLP (“Moss Adams”), as its new independent accountants as of December 6, 2002. Prior to such date, the Company did not consult with Moss Adams regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered by Moss Adams on the Company’s financial statements, or (iii) any other matter that was the subject of a disagreement between the Company and its auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).

Item 7. Financial Statements and Exhibits

16.1	Letter dated December 17, 2002, from the accounting firm of BDO Seidman LLP, independent accountants to the Company, concerning the disclosure made in this Report on Form 8-K.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

INTERVISUAL BOOKS, INC.

By:	/s/ Laurence Nusbaum Name: Laurence Nusbaum Title: Chief Executive Officer

Dated: December 17, 2002

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